EATON VANCE LOW DURATION DIVERSIFIED INCOME FUND

                        AMENDMENT TO DECLARATION OF TRUST


     AMENDMENT, made, to the Agreement and Declaration of Trust made April 15, 2004 (hereinafter called the "Declaration") of EATON VANCE LOW DURATION DIVERSIFIED INCOME FUND, a Massachusetts business trust (hereinafter called the "Trust"), by the undersigned being at least a majority of the Trustees of the Trust in office.

     WHEREAS, Section 8.3 of Article VIII of the Declaration empowers the Trustees of the Trust to amend the Declaration without the vote or consent of Shareholders to change the name of the Trust;

     WHEREAS, the Trustees of the Trust have deemed it desirable to amend the Declaration in the following manner to change the name of the Trust, and a majority of the Trustees are empowered to make, execute and file this Amendment to the Declaration;

     NOW, THEREFORE, the undersigned Trustees do hereby amend the Declaration in the following manner:

     1. The caption at the head of the Declaration is hereby amended to read as follows:

               EATON VANCE SHORT DURATION DIVERSIFIED INCOME FUND

     2. Article I Section 1.1 of the Declaration is hereby amended to read as follows:

                                    ARTICLE I

          Section 1.1. Name. The name of the trust created hereby is Eaton Vance Short Duration Diversified Income Fund.

     This amendment shall be effective upon execution by all of the Trustees.

          IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument in full this 29th day of November, 2004.

/s/ Thomas E. Faust Jr.                                /s/ James B. Hawkes
-------------------------                              -------------------------
Thomas E. Faust Jr.                                    James B. Hawkes




                        THE COMMONWEALTH OF MASSACHUSETTS


Suffolk, ss.                                               Boston, Massachusetts


     On this 29th day of November, 2004, before me, the undersigned notary public, personally appeared the above named Thomas E. Faust Jr. and James B.
Hawkes, proved to me through satisfactory evidence of identification, which consisted of personal knowledge, to be the persons whose names are signed on the preceding document in my presence and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of their knowledge and belief.


                                           Before me,


                                           /s/ Lynne M. Hetu
                                           -----------------------------
                                           My commission expires: July 15, 2005

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

The names and addresses of all the Trustees of the Trust are as follows:


Thomas E. Faust Jr.
199 Winding River Road
Wellesley, MA  02482

James B. Hawkes
11 Quincy Park
Beverly, MA  01915

Trust Address:
The Eaton Vance Building
255 State Street
Boston, MA  02109

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